UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2009

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA	95052-8090
(Address of principal executive offices)	(Zip Code)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 14, 2009, the Board of Directors of National Semiconductor Corporation (the “Company”) increased the size of the Board of Directors from eight to nine members and appointed Roderick C. McGeary as a director. Mr. McGeary has been appointed a member of the Audit and Governance Committees of the Board of Directors.

Mr. McGeary will receive an annual retainer fee of $50,000, plus fees of $1,500 for each committee meeting attended, consistent with the compensation provided to other non-employee members of the Board of Directors of the Company. In accordance with the Company’s policy, Mr. McGeary will also be reimbursed for actual expenses incurred on behalf of the Company. Under the terms of the Company’s Director Stock Plan, Mr. McGeary will receive 12,000 shares of stock upon his appointment to the Board of Directors and an additional 12,000 shares on the date of each subsequent re-election by the stockholders. Mr. McGeary may elect to take his annual retainer fee in stock. Restrictions on the stock issued in lieu of the annual retainer fee expire six months after issuance. Restrictions on the 12,000 shares issued at appointment or subsequent reelection will automatically expire thirty-six months after issuance.

A copy of the press release announcing the appointment of Mr. McGeary as a director of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News Release dated July 20, 2009 issued by National Semiconductor Corporation*

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: July 20, 2009	//S// Todd M. DuChene
Todd M. DuChene Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated July 20, 2009 issued by National Semiconductor Corporation*

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Exhibit 99.1

Media Contact:	Financial:
Allison Paver	Mark Veeh
National Semiconductor	National Semiconductor
(408) 721-7595	(408) 721-5007
allison.paver@nsc.com	mark.veeh@nsc.com

National Semiconductor Elects Roderick C. McGeary to Board of Directors

SANTA CLARA, Calif., July 20, 2009 -- National Semiconductor Corp. (NYSE:NSM) today announced the election of Roderick C. McGeary to the board of directors. McGeary, 59, is Chairman of the Board of BearingPoint, Inc., one of the world’s largest providers of management and technology consulting services.

In addition to his role as Chairman, he has served as interim Chief Executive Officer (CEO) of BearingPoint, Inc. from 2004 to 2005. He was CEO of Brience, Inc. from 2000-2002 and was also Managing Director of KPMG Consulting LLC, a subsidiary of BearingPoint, Inc. (formerly KPMG Consulting, Inc.).

Mr. McGeary serves on the board of directors of Cisco Systems, Inc. and Dionex Corporation. He is a certified public accountant and holds a bachelor’s degree in accounting from Lehigh University.

About National Semiconductor

National Semiconductor is a leader in analog power management technology.  Its products include easy-to-use integrated circuits, PowerWise products that enable more energy-efficient systems, and SolarMagic products which improve the energy output of solar arrays.  The company celebrates its 50th anniversary this year.  Headquartered in Santa Clara, Calif., National reported sales of $1.46 billion for fiscal 2009.  Additional information is available at www.national.com.